UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 18, 2007

THE BOMBAY COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7832	75-1475223
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Bailey Avenue, Fort Worth, Texas	76107
(Address of Principal Executive Officers)	(Zip Code)

(817) 347-8200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2007, the Board of Directors of the Company and Mr. David B. Stewart, The Company’s Chief Executive Officer, mutually agreed on the termination of his employment with the Company, effective October 19, 2007.  Mr. Stewart will be paid his normal wages through October 31, 2007, and the Board agreed that Mr. Stewart would be entitled to receive a Company contribution towards the premiums for continued medical, dental and vision health coverage under the COBRA provisions of the Company’s benefit plans for a period not to exceed six months from the date of separation.  The Company will pay the difference between the cost of COBRA premiums and the normal employee contribution paid by Mr. Stewart prior to the separation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

              THE BOMBAY COMPANY, INC.
                      (Registrant)

Date:  October 23, 2007                                                                                         /S/ ELAINE D. CROWLEY
              Elaine D. Crowley,
                                                                                                Senior Vice President, CFO
                                      and Treasurer